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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240



                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
    November 6, 2001, November 9, 2001, November 16, 2001, November 19, 2001,
           November 29, 2001, December 12, 2001, and December 20, 2001

                                       of

                                  FINDWHAT.COM

       MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

- 1,000 shares on December 19, 2001 at $6.15 per share;
- 4,000 shares on January 3, 2002 at $5.60 per share.

This sale was effected by Pond Equities Inc., as agent, at a commission charge equal to $0.05 per share sold. Immediately following this sale, MWCA beneficially owned 25,000 shares of our common stock.

       On January 8, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.38.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 9, 2002.